Exhibit 3.25

TRANSLATION

REPUBLIC OF PANAMA

PROVINCE OF PANAMA

THIRD NOTARIAL OFFICE OF THE CIRCUIT OF PANAMA

ATTY. RAUL IVAN CASTILLO SANJUR

NOTARY PUBLIC NUMBER THREE

COPY

INSTRUMENT No. 8450 of August 25, 2005.

Whereby it is protocolized the Articles of Incorporation of the corporation named SABILA SHIPPING CORP.

PUBLIC INSTRUMENT NUMBER EIGHT THOUSAND FOUR HUNDRED FIFTY

(8450)

Whereby it is protocolized the Articles of Incorporation of the corporation named SABILA SHIPPING CORP.

Panama, August 25, 2005.

In the City of Panama, Capital of the Republic and Head of the Notarial Circuit of the same name, on the twenty-fifth (25th) day of the month of August, two thousand five (2005), before me, RAUL IVAN CASTILLO SANJUR, Notary Public Number Three of the Circuit of Panama, bearer of Personal Identification Certificate Number Four-One hundred fifty-seven-Seven hundred twenty-five (4-157-725), personally appeared Messrs. ORIEL FRANCISCO KENNION, male, of legal age, married, bearer of Personal Identification Certificate Number Eight-Two hundred ninety-three-Six hundred two (8-293-602) and BERTA ACOCA de PATTON, female, of legal age, married, bearer of Personal Identification Certificate Number Eight-Two hundred twenty-six-One thousand one hundred (8-226-1100), person whom I attest to know and submitted to me for its protocolization, in this Public Instrument, as in effect I protocolize, the Articles of Incorporation of the corporation named SABILA SHIPPING CORP., document which is transcribed in a copy of this instrument.

I warned the appearing parties that a copy of this instrument must be recorded; and read as it was in the presence of the instrumental witnesses, Messrs. GABRIEL DE LEON LORENZO,

bearer of Personal Identification Certificate Number Eight-Two hundred forty-three-Three hundred sixty-one (8-243-361) and JOSE ANTONIO PAREDES CALDERON, bearer of Personal Identification Certificate Number Eight-Four hundred sixty-five-Two hundred thirty-eight (8-465-238), both of legal age and domiciled in this city, persons whom I attest to know and are qualified for the office, they found it in order, approve it and sign it all as evidence, together with the aforementioned witnesses, before me, the Notary to which I attest.

THIS INSTRUMENT BEARS NUMBER EIGHT THOUSAND FOUR HUNDRED FIFTY (8450).

(Sgd.) ORIEL KENNION — BERTA ACOCA DE PATTON

These minutes have been prepared by Patton, Moreno & Asvat, who accept the office as Resident Agents.

(Sgd.) MARIA DE LOURDES MARENGO, Attorney-at-law

(Sgd.) GABRIEL DE LEON LORENZO — JOSE ANTONIO PAREDES C.

(Sgd.) RAUL IVAN CASTILLO, Notary Public Number Three

The undersigned, ORIEL FRANCISCO KENNION and BERTA ACOCA de PATTON, both of legal age, married and domiciled in the City of Panama, Republic of Panama, with the purpose of organizing a corporation pursuant to the provisions of Law Thirty-two (32) of nineteen hundred twenty-seven (1927), and Decree Law No. Five (5) of July two (2), nineteen hundred ninety-seven (1997) on Corporations, hereby agree the following Articles of Incorporation:

FIRST: The name of the corporation is: SABILA SHIPPING CORP.

SECOND: The general purposes of the corporation shall be to carry out and perform, in any part of the world, all or any of the things and activities that a natural, legal or juridical person or persons could carry out or perform in any part of the world, including, but without limiting in any manner the foregoing in general, the following:

a) To establish and carry out any and all types of businesses, and to advance, organize, carry out, aid, promote, assist or participate, financially or otherwise, in the organization, reorganization or liquidation of all types of corporations, firms, entities, associations or financial consortiums, whether of a commercial, industrial nature or of any other kind; to issue guarantees or collaterals in relation to the payment of money or the fulfillment of obligations or commitments of any nature and to have, whether as principal or proxy, and to issue, directly or as commission agent, to sell or dispose of all types of businesses, contracts, investments or participation thereon, and to act as proxy, commission agent or agent for any of the aforementioned purposes and, in general for any corporation, consortium or entity or of any other nature.

b) To invest the capital, accretions thereto and the income of the corporation or any part thereof as determined, in real properties, including the construction and alteration of buildings, and in personal properties of any description, including mortgages, bonds, shares, certificates or debentures and securities of any kind, and from time to time to change said investments by sale, exchange or otherwise, and to invest the proceeds of any sale or exchange in other investments of a like nature.

c) To purchase, build, hire, charter or otherwise own, hold, use and dispose of ships and vessels of any kind and their appurtenances; to establish, operate and trade with ships and vessels of any kind between any cities, towns and ports in any part of the world; and in general, to transport passengers, raw materials, goods, wares, merchandise, commodities, animals and other property of every kind, nature and description in any rivers and navigable waters.

d) To borrow money and issue bonds, notes, bills of exchange, debentures and other obligations, securities and evidences of indebtedness, whether secured or not for money borrowed or in payment of property, real or personal, purchased or acquired, for services rendered or for any other lawful object; to mortgage or pledge all or any part of its properties, rights, interests, easements or franchises, including after-acquired property or rights, and any and all shares of stock, bonds, debentures or other securities, obligations or evidences of indebtedness at any time owned or held by it.

e) To enter into, make, perform and carry out contracts of every kind for any lawful purpose; to enter into any arrangements with any governments or authorities; whether municipal, local or otherwise, and to obtain from any such governments or authorities, any rights, privileges and concessions which the corporation may consider desirable to obtain, whether in its own name or in association with third parties, and to carry out, exercise, and comply with any such arrangements, rights, privileges and concessions.

f) To do any or all of the above acts and to have and exercise any or all of the above powers in any part of the world, whether as principal, agent, broker, factor, merchant,

commission agent, trustee provided it is abroad the territory of the Republic of Panama, attorney, contractor or otherwise, either alone or in conjunction with others and either by agents, trustees abroad the national territory or otherwise; and to do everything incidental or conducive to the attainment of the above purposes or any of them.

It is declared that it is the intention of the incorporators of the corporation that the purposes specified in any part of this Article, be in no wise limited or restricted by reference to any other paragraph thereof and that in the event of any ambiguity this Article shall be construed in such a way as to widen and not to restrict the purposes of the corporation.

The corporation shall further have all the powers outlined in Article Nineteen (19) of Law Thirty-two (32) of nineteen hundred twenty-seven (1927) of the Republic of Panama as well as any other powers which may be granted to this corporation or to corporations in general by any other laws.

THIRD: a) The authorized capital of the corporation shall consist of TEN THOUSAND DOLLARS (US$10,000.00), legal currency of the United States of America, divided into ONE HUNDRED (100) SHARES of a nominal or par value of ONE HUNDRED DOLLARS (US$100.00), legal currency of the United States of America, each.

b) The voting right shall correspond exclusively to the holders of such shares, one vote for each share owned.

c) Shares may be nominative or to bearer. Nominative shares may be transferred by endorsement of the corresponding share certificate and registration thereof in the Stock Registry. Bearer shares shall be transferred by delivery of the corresponding certificate.

d) Any holder of a share certificate issued to bearer may exchange said certificate for a certificate or certificates of like number of shares of the same class issued in his name; and the holder of a share certificate issued in the name of the owner may exchange it for a certificate or certificates of like number of shares issued to bearer.

e) The capital stock of the corporation shall be at least equal to the total sum represented by the shares with nominal value plus an amount determined with respect to each share without nominal value issued, as determined by the Board of Directors from time to time, and the amounts from time to time included in the capital stock according to resolution or resolutions of the Board of Directors.

FOURTH: The liability of each stockholder is limited to the amount, if any, unpaid of his shares.

FIFTH: The duration of the corporation shall be perpetual.

SIXTH: (a) The Board of Directors of the corporation shall be composed of not less than three (3) nor more than eleven (11) members, who need not be stockholders. The Board of Directors shall be elected and changed by the stockholders. The Board of Directors shall have the authority to fix the number thereof within the limits provided herein.

b) A majority of the directors then in office may elect directors to fill any vacancies in the Board of Directors. Two directors, or a greater number as specified from time to time by the Stockholders, shall constitute a quorum at any meeting of the Board of Directors.

c) The Board of Directors may exercise all the powers of the corporation except such as are by Law or by these Articles of Incorporation conferred upon or reserved to the stockholders.

d) At any meeting of the Board of Directors, any director may be represented and vote by proxy or proxies (who need not be directors) appointed by an instrument in writing, public or private, with or without power of substitution.

e) A director may hold any remunerative office of profit with the corporation and no contract, arrangement or dealing of a director or officer in the corporation shall be void, whether they be with the director or with any corporation in which he is interested as stockholder, director or officer or otherwise, and no director shall be liable to account to the corporation for any profit, arising out of any such contract, arrangement or dealing, provided that such director discloses to the other directors of the corporation his interest in such contract, arrangement or dealing before or at the time such contract, arrangement or dealing is entered into or determined and that such contract, arrangement or dealing is approved by the Board of Directors.

f) The Board of Directors shall adopt By-laws.

g) Notwithstanding the provisions of Article 6 c) herein, the Board of Directors shall grant general powers of attorney with or without powers for disposition of the assets of the corporation.

h) Notwithstanding the provisions of Article 6 c) herein, the Board of Directors shall give in trust, pledge or mortgage goods of the corporation or execute bonds to guaranty the obligations of the corporation or of third parties.

SEVENTH: Meetings of the stockholders, of the Board of Directors, of officers or of any committee of the corporation shall be held, and the books and accounts of the corporation shall be kept at the office of the corporation in the Republic of Panama or at such other place or places, within or without the Republic of Panama.

EIGHTH: This Corporation reserves the right to amend these Articles of Incorporation and to continue its existence under the laws of another country, in the manner now or hereafter prescribed by law, being understood that all rights conferred on Officers, Directors and Stockholders herein are granted subject to this reservation.

NINTH: The domicile of the corporation shall be in the Republic of Panama; and the name of its Resident Agent is the law firm PATTON, MORENO & ASVAT, with offices at HongKong Bank Building, 6th Floor, Samuel Lewis Avenue, Panama, Republic of Panama.

TENTH: The names and address of the first Directors of the corporation who shall hold their offices until their successors be duly elected and qualified; and the names of the first officers of the corporation shall be as follows:

NAME	OFFICE

ASTERIO CABALLERO IBARRA	Santa Cruz, Pedregal DIRECTOR/PRESIDENT
Panama, Republic of Panama

ORIEL F. KENNION V.	DIRECTOR/SECRETARY

With domicile at Brisas de las Acacias, C Street, House 286, Juan Diaz, Panama, Republic of Panama

BERTA ACOCA DE PATTON

DIRECTOR/TREASURER

With domicile at Reparto El Carmen, Cariari Building, No. 4, Panama, Republic of Panama An officer may hold more than one office. The President shall be the Legal Representative of the corporation and in his absence, the Secretary.

ELEVENTH: The number of shares that each subscriber to these Articles of Incorporation agrees to take is as follows:

ORIEL F. KENNION and BERTA ACOCA DE PATTON, both with domicile at HongKong Bank Building, 6th Floor, Samuel Lewis Avenue, Panama, Republic of Panama, ONE (1) SHARE each.

IN WITNESS WHEREOF, we sign and execute these Articles of Incorporation in the City of Panama, Republic of Panama, on August twenty-five (25), two thousand five (2005).

(Sgd.) ORIEL F. KENNION V.

(Sgd.) BERTA ACOCA DE PATTON

It agrees with its original this copy which I issue, seal and sign in the City of Panama, on August twenty-five (25), two thousand five (2005).

ALL ERASURES AND WRITTEN BETWEEN LINES IS VALID. /yma

(Sgd.) Atty. RAUL IVAN CASTILLO SANJUR, Notary Public Number Three

(NOTARIAL SEAL)

Entered in the Public Registry of Panama

Province: Panama	Date and Hour: 2005/08/30 - 10:13:17:3

Volume: 2005	Entry: 136045

Submitted by: Ricardo Galvez	Personal I.D. No. 8-715-857

Receipt No. 2008102288	Total Rights: 60.00

Entered by: EDGU

(Sgd.) OLIVIA G. DE NIETO

(SEAL OF THE PUBLIC REGISTRY OFFICE - REPUBLIC OF PANAMA)

Registered in the Technological System of Information of the Public Registry of Panama

Mercantile Division, Microjacket No. 502596, Abbreviation S.A.

Redi Document No. 835630

Operation performed: Articles of Incorporation

Registration Fees: B/.50.00 (legal cy. of the Republic of Panama)

Evaluation Fees: B/.10.00

Place and Date of Registration: Panama, August 30, 2005.

(Sgd.) ILLEGIBLE, Registration Chief

(SEAL OF THE PUBLIC REGISTRY OF PANAMA - REPUBLIC OF PANAMA)

The undersigned, Authorized Public Interpreter, by this means CERTIFY that the above is a true translation of a document written in Spanish language. Panama, 30th of January, 2012.

[There appear a stamp and a round seal]

[On the right margin of the four pages of the document there appears the round seal of the Public Registry of Panama]

Republic of Panama

Notarial Document

Third Notary’s Office of the Panamanian Circuit

NOTARIALLY RECORDED INSTRUMENT NUMBER TWO THOUSAND SIX HUNDRED AND SIXTY-FOUR (2664), WHEREBY the Amendment of the Articles of Incorporation of the Corporation named SABILA SHIPPING CORP. is notarized.

Panama, March 8th, 2006

In the City of Panama, Capital of the Republic and Seat of the Notary Circuit of the same name, on the eighth (8th) day of March, two thousand and six (2006), before me, RAUL IVAN CASTILLO SANJUR, Third Notary Public of the Panamanian Circuit, holder of identity document number four – one hundred and fifty-seven – seven hundred and twenty-five (4-157-725), appeared Mr. ORIEL FRANCISCO KENNION, male, of legal age, married, residing in this city, Panamanian, holder of identity document number eight – two hundred and ninety-three – six hundred and two (8-293-602) and Mrs. BERTA ACOCA DE PATTON, female, of legal age, married, residing in this city, Panamanian, holder of identity document number eight – two hundred and twenty-six – one thousand and a hundred (8-226-1100), known to me, I attest, acting on behalf and in representation of SABILA SHIPPING CORP., a corporation incorporated and standing in accordance with the laws of the Republic of Panama, registered with the Public Registry, Microfilm (Commercial) Section under Card five hundred two thousand five hundred and ninety-six (502596), Document eight hundred and thirty five thousand six hundred and thirty (835630), as from August thirtieth (30th) two thousand and five (2005), who executed the Articles of Incorporation of the above-mentioned corporation, and who handed the Amendment of the Articles of Incorporation executed on March seventh (7th), two thousand and six (2006) to me, for me to notarize it, which I accordingly notarized hereby.

The document has been notarized and copies shall be issued for the interested parties upon their request.

The parties to this transaction were informed that the copy of this notarially recorded instrument must be recorded, and after it had been read to them in the presence of the witnesses to the legal document, GABRIEL DE LEON LORENZO, holder of identity document number eight – two hundred and forty-three – three hundred and sixty-one (8-243-361) and JOSE ANTONIO PAREDES CALDERON, holder of identity document number eight – four hundred and sixty-five – two hundred and thirty-eight (8-465-238), both of them of legal age, residing in this city and know to me, I attest, and who were capable to act as witnesses, they accepted, approved and signed it for the records, before me, Notary Public, I attest.

THIS NOTARIALLY RECORDED INSTRUMENT IS APPORTIONED NUMBER TWO THOUSAND SIX HUNDRED AND SIXTY-FOUR (2664)

(Signed) ORIEL FRANCISCO KENNION. (Signed) BERTA ACOCA DE PATTON.

This minute has been drafted by Patton, Moreno & Asvat, in its capacity as Resident Agent of the Corporation. BRETT PATTON, attorney.

(Signed) Gabriel de Leon Lorenzo. (Signed) Jose Antonio Paredes Calderon. (Signed) RAUL IVAN CASTILLO SANJUR, Third Notary Public of the Circuit.

The undersigned, ORIEL FRANCISCO KENNION and BERTA ACOCA DE PATTON, both of legal age, Panamanian, known to me, I attest, acting on behalf of SABILA SHIPPING CORP. and in representation thereof, domiciled in the City of Panama, executors of the Articles of Incorporation of the Corporation named SABILA SHIPPING CORP.

1.- Considering that the Articles of Incorporation of the above-mentioned corporation have been notarized under Notarially Recorded Instrument No. 8450, certified by the Third Notary Public of the Panamanian Circuit on August twenty-fifth (25th), two thousand and five (2005) and registered with the Public Registry, Microfilm (Commercial) Section under Card number five hundred two thousand five hundred and ninety-six (502596), Document eight hundred and thirty five thousand six hundred and thirty (835630), as from August thirtieth (30th), two thousand and five (2005).

2.- Taking into account that the Corporation has not issued shares.

It is hereby stated that, in their capacity as incorporators of the above-mentioned corporation, they amend Article 1, Article 3(a) and Article 10 of the Articles of Incorporation of the Corporation, which will read as follows as from today:

ONE: The name of the Corporation is: HS SHIPPING LTD. INC.

THREE: a) The authorized capital of the Corporation will amount to: USD10,000,000, divided into 5,000,000 CLASS A SHARES and 5,000,000 CLASS B SHARES, having a nominal value or a par value of USD1,00 each.

TEN: The names and domiciles of the initial directors of the corporation, who shall remain in their positions until their successors are duly elected and start performing their functions; and the names of the first officers of the corporation are as follows:

MIGUEL ANGEL LOYA, DIRECTOR / PRESIDENT, domiciled at 1100 Louisiana, Suite 5500, Houston, Texas 77002-5255.

PAUL MULHOLLAND, DIRECTOR / SECRETARY, domiciled at 31C Kings Avenue, London N10 1PA, England, United Kingdom

ANDREW MARCH, DIRECTOR, domiciled at The Gables, Stratford St. March, Colchester, UK CO 7 6LS, United Kingdom

CHRISTIAN CLIVAGGIO, TREASURER, domiciled at Quito 4146, Apartment 1, (1212) Federal Capital, Argentina.

Officers may hold more than one position. The President will act as the Legal Representative of the corporation, and in case of absence, the Secretary shall perform this duty.

Executed in the City of Panama, on the seventh (7th) day of March, two thousand and six (2006).

(Signed) ORIEL FRANCISCO KENNION. (Signed) BERTA ACOCA DE PATTON.

This copy that I issue, sign and seal, in the City of Panama, on the eighth (8th) day of March, two thousand and six (2006) matches the original document.

WORDS WRITTEN ABOVE CROSSED OUT WORDS, BETWEEN LINES, ARE VALID.

[Signature of Raul Ivan Castillo Sanjur, Third Notary Public]

[There appears a round seal of the Notary Public]

Recorded with the Panamanian Public Registry

Province: Panama

Volume: 2006

Filed by: Ricardo Galvez

Calculation No.: 7006051774

Received by: JOSAN2

Date and time: March 9th, 2006 at 04:48:24 p.m.

Entry: 33757

Identity Document: 8-715-857

Total Fee: 1711

[There follow an illegible signature and a round seal]

Recorded on the Information Technology System of the Panamanian Public Registry

Commercial Section - Card No.: 502596. Type of entity: Corp.

Digital Registry No.: 920022

Type of transaction: Notarization

Recordation fee: 1611,00

Qualification fee: 10,00

Panama, March 9th, 2006

[There follow an illegible signature and a round seal]